10f-3 securities


Credit Suisse Floating Rate High Income Fund


Portfolio
Credit Suisse Floating Rate High Income
Fund
Security
Wind Tre S.p.A.
Date Purchased
10/24/2017
Price per Share
$100.00
Shares Purchased by the Portfolio
3000
Total Principal Purchased by the
Portfolio
$3,000,000
% of Offering Purchased by the Portfolio
0.13%
Broker
Deutsche Bank AG, London Branch
Member
Joint Lead Manager


Portfolio
Credit Suisse Floating Rate High Income
Fund
Security
Wind Tre S.p.A.
Date Purchased
10/24/2017
Price per Share
$100.00
Shares Purchased by the Portfolio
1750
Total Principal Purchased by the
Portfolio
$1,750,000
% of Offering Purchased by the Portfolio
0.11%
Broker
Deutsche Bank AG, London Branch
Member
Joint Lead Manager


Portfolio
Credit Suisse Floating Rate High Income
Fund
Security
Wind Tre S.p.A.
Date Purchased
10/24/2017
Price per Share
$100.00
Shares Purchased by the Portfolio
400
Total Principal Purchased by the
Portfolio
$400,000
% of Offering Purchased by the Portfolio
0.02%
Broker
Deutsche Bank AG, London Branch
Member
Joint Lead Manager